Exhibit 99.2

FOR IMMEDIATE RELEASE

For:	United Fire & Casualty Company
118 Second Avenue SE, PO Box 73909
Cedar Rapids, Iowa 52407-3909

Contact: John A. Rife, President/CEO, 319-399-5700

Cedar Rapids, IA – May 2, 2006 - United Fire & Casualty Company (NASDAQ: UFCS) today filed with the Securities and Exchange Commission a prospectus supplement under its existing shelf registration statement. The prospectus supplement pertains to the offering of 3,500,000 shares of its common stock, par value $3.33 1/3, through its managing underwriters, A.G. Edwards & Sons, Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc. The underwriters will be granted the right to purchase up to an additional 525,000 shares of common stock to cover over-allotments, if any. All of the shares are being sold by United Fire & Casualty Company.

This press release does not constitute an offer to sell or the solicitation of any offer to buy. There will not be any sale of these securities in any state, province or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, province or jurisdiction. The offering may be made only by means of a preliminary prospectus supplement and accompanying prospectus, copies of which may be obtained from A.G. Edwards, Inc., Attn: Syndicate Department, One North Jefferson, St. Louis, Missouri 63103 (telephone number: (314) 955-3000) and from KeyBanc Capital Markets, a division of McDonald Investments, Inc., at 800 Superior Avenue, Cleveland, Ohio 44114 (telephone number: (216) 443-2370).

This press release contains certain forward-looking statements that involve risks and uncertainties. Actual results may vary. Factors that could cause actual results to vary include those discussed in the prospectus supplement and prospectus and United Fire & Casualty Company’s other Securities and Exchange Commission filings.